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                                                                    EXHIBIT 10.7

                            SEROLOGICALS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                                  PLAN SUMMARY


Introduction

The Serologicals Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Serologicals Corporation (the "Company") and its subsidiaries will have the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan is 250,000. The Plan is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or stock bonus plan under
Section 401(a) of the Code.

Description of Plan Provisions

Each eligible Employee may commence participation in the Plan on the first day of the first Purchase Period after the date on which he or she has completed six (6) months of service with the Company or its domestic subsidiary corporations. An eligible Employee is any person who is customarily employed on a full-time or part-time basis by the Company or its subsidiaries and is regularly scheduled to work more than 20 hours per week and five (5) or more months in a calendar year. A Purchase Period is each calendar quarter.

Before an eligible Employee may commence participation in the Plan, he or she must complete a payroll deduction authorization form provided by the Company and file it with the Plan Administrator (the Director, Human Resources). At the time an eligible Employee files his or her payroll deduction authorization form, he or she must indicate the contribution percentage he or she wishes to authorize the Company to deduct from each paycheck, in percentages ranging from 1% to 25% of base pay, with a minimum of $10.00 per paycheck.

An eligible Employee who completes a payroll deduction authorization form and files it with the Plan Administrator shall become a Participant in the Plan on the first day of the first Purchase Period after all eligibility requirements have been satisfied.

All shares of Common Stock purchased under the Plan shall be purchased on the open market. The purchase price of Common Stock for a participant shall be 85% of the lower of the closing price on the first or last day of the Purchase Period or the nearest prior business day on which trading occurred on the NASDAQ National Market System. The purchase of Common Stock by a Participant will not be subject to commission or other fees. However, any commissions or brokerage fees for the sale of shares under the Plan by a participant will be paid by the Participant.

No Participant shall be granted rights under the Plan if, immediately after the grant, such Participant would own stock and/or hold outstanding options or rights to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of Common Stock. In addition, no Participant shall be allowed to purchase Common Stock in excess of $25,000 in fair market value in any one calendar year period.

A Participant may revoke his or her payroll deduction election under the Plan for any Purchase Period by giving written notice to the Company within five (5) days after the commencement of such Purchase Period. All of the Participant's payroll deductions credited to his or her account (and any unused amounts from the prior Purchase Period related to fractional shares) will be paid to the Participant promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from his or her pay during the remainder of that Payroll Period. A Participant's withdrawal from the Plan will have no effect upon his or her eligibility to participate in the Plan for any succeeding Purchase Period, provided however, that a Participant who withdraws may not again Participate in the Plan until the next succeeding Purchase Period. However, Section 16(b) Insiders may not re-enroll in the Plan earlier than six (6) months after the decision to cease participation.

Upon termination of a Participant's employment, any outstanding rights to purchase Common Stock during the Purchase Period in which his or her employment terminates shall be deemed to be terminated and any accumulated payroll deductions will be returned to said participant at such time, without interest.

All payroll deductions shall be credited to a Participant's account under the Plan, but no separate account will be established by the Company to hold such amounts. No interest will be paid or allowed on any money withheld or received by the Company to be used for the purchase of Common Stock under the Plan.

The Company's Board of Directors shall appoint a committee (the "Committee") to administer the Plan. No member of the Committee shall be eligible to purchase Common Stock under the Plan. Subject to the terms of the Plan, the Committee shall have authority to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan. The Committee's determination on such matters shall be conclusive.

USE OF PROCEEDS

The amounts collected from Participants may be commingled with the general assets of the Company and may be used for general corporate purposes. The Plan does not provide for, and no contract in connection with the Plan provides for, the creation of a lien on any funds, securities or other property received under the Plan.

RESTRICTION ON RESALE OF COMMON STOCK AND DELIVERY OF CERTIFICATES

A Participant will have no interest in shares of Common Stock until such shares are purchased pursuant to the terms of the Plan. The shares of Common Stock received by a Participant under the Plan will generally be freely transferable by the Employee upon his receipt from the Company of stock certificates evidencing such shares. However, certain participants, those deemed to be
Section 16(b) Insiders, will be subject to restrictions imposed by the Securities Exchange Act of 1934. The Company will notify all Section 16(b) Insiders of these restrictions.

Upon written request by a Participant, the Company will deliver to such Participant stock certificates for the shares of Common Stock purchased under the Plan, for which a reasonable fee may be imposed by the Plan's Custodian, Smith Barney, Inc. Stock to be delivered to a Participant will be registered in the name of the Participant; otherwise, the Custodian shall maintain a record and hold for the benefit of the Participants the shares allocated to and purchased by the Participants in the Plan. After the close of each Purchase Period, each Participant shall receive a report from the Custodian indicating the activity in that Participant's account for the Purchase Period. To ease the administration of the Plan, it is important for all Participants to keep his or her address current with the Plan Administrator and the Custodian.

MISCELLANEOUS INFORMATION

Neither payroll deductions credited to a Participant's account, nor any Purchase Rights or other rights to acquire Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt assignment, transfer, pledge or other disposition shall be without effect.

The Board shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having an outstanding right under the Plan to purchase stock, adversely affect such right.

The Plan shall become effective as of July 1, 1996, subject to the approval by the holders of the majority of the Common Stock. If the Plan is not approved, the Plan shall not become effective. The Plan will terminate on the earlier of
(i) June 30, 2006, or (ii) the date on which all shares of Common Stock available for issuance hereunder have been sold.

The Plan does not, directly or indirectly, create in any Participant or class of Participants any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, a Participant's employment at any time.

This document is only a summary, it is not meant to interpret, extend or change the provisions of the Plan in any way. The provisions of the Plan may only be determined accurately by reading the Plan document. In the event of a discrepancy between this summary and the Plan document, the Plan document will govern.
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                                                                    ATTACHMENT C


                            SEROLOGICALS CORPORATION

                       1996 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.        NATURE OF THE PLAN

         The Serologicals Corporation 1996 Employee Stock Purchase Plan is intended to provide a method whereby employees of Serologicals Corporation ("Serologicals" or the "Company") and its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, par value $.01 per share, of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in the manner consistent with the requirements of that section of the Code. The Company is offering to sell shares of Common Stock to eligible Employees pursuant to the terms and conditions set forth in this Plan. The maximum number of shares of Common Stock which may be issued under the Plan is 250,000, subject to adjustments upon changes in the capitalization of the Company as provided in Section 10(d).

SECTION 2.        DEFINITIONS

         "Applicable Percentage" means the percentage of the fair market value of the Common Stock which Employees will be required to pay to purchase shares of Common Stock under the Plan. The Applicable Percentage initially shall be 85%. The Applicable Percentage may be changed from time to time by the Board, and such change will be applied prospectively only.

         "Board" means the Board of Directors of the Company.

         "Committee" means the Committee appointed by the Board to administer the Plan.

         "Common Stock" the Common Stock, par value $.01 per share, issued by the Company.

         "Custodian" means Smith Barney, Inc., whose address is 388 Greenwich Street, 28th Floor, New York, NY 10013, or such other person as the Committee may designate from time to time.

         "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company or its domestic subsidiary corporations and is regularly scheduled to work more than 20 hours per week and five months or more in a calendar year.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Participant" means an Employee who has enrolled in the Plan by filing all required forms with the Plan Administrator.

         "Plan Administrator" shall mean the Director of Human Resources of the Company, or any such other person so designated by the Committee.

         "Purchase Period" shall have the meaning set forth in Section 5(c) hereof.

         "Purchase Price" shall have the meaning set forth in Section 5(b) hereof.

         "Purchase Right" means a Participant's option to purchase shares of Common Stock that is deemed to be outstanding during a Purchase Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

         "Section 16(b) Insider" means those persons subject to the requirements of Section 16(b) of the Exchange Act.

SECTION 3.        ELIGIBILITY AND PARTICIPATION

         (a) Initial Eligibility - Each Employee shall be eligible to participate in the Plan on the first day of the first Purchase Period after the date on which he has completed six months of service with the Company or its subsidiaries and he has filed a payroll deduction authorization form provided by the Company with the Plan Administrator on or before the date set therefor by the Committee.
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         (b)      Restrictions on Participation - Notwithstanding any
provisions of the Plan to the contrary, no Employee shall be granted rights to purchase Common Stock under the Plan if, immediately after the grant, such Employee would own stock, and/or hold outstanding options or rights to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee).

SECTION 4. PAYMENT OF PURCHASE PRICE

         At the time a Participant files his payroll deduction authorization form, he must indicate the contribution percentage he wishes to authorize the Company to deduct from each paycheck, in percentage amounts ranging from 1% to 25% of base pay, with a minimum deduction of $10.00 per paycheck, during each Purchase Period. Payroll deductions for a Participant shall commence on the first payday of each Purchase Period after his authorization for a payroll deduction becomes effective and shall remain effective until all shares of Common Stock authorized for the Plan under Section 1 have been issued, unless sooner terminated by the Employee as provided in Section 6, or by the Company as provided in Section 10. A Participant may change the amount of his payroll deduction once each Purchase Period, effective as of the first day of the Purchase Period, by giving prior written notice to the Plan Administrator.

SECTION 5. GRANTING OF RIGHT TO PURCHASE

         (a) Number of Shares - On the last day of each Purchase Period, each Participant shall have the right to purchase a number of shares of Common Stock equal to the dollar amount which he has elected to have withheld for each Purchase Period divided by the Purchase Price determined as provided in Section 5(b).

         (b) Purchase Price - The purchase price (the "Purchase Price") of Common Stock for a Participant shall be the Applicable Percentage of the lower of the closing price on the first trading day or last trading day of the Purchase Period. Daily closing prices of Common Stock for the applicable Purchase Period shall be determined on The Nasdaq National Market or such other exchange on which the Common Stock is then traded.

         (c) Purchase Period - Except as discussed below for the 1996 calendar year, there will be four purchase periods (each a "Purchase Period") each calendar year. There will be only two Purchase Periods in calendar year 1996. The first will begin on July 1 and end on September 30. The second will begin on October 1 and end on December 31. Thereafter, for each year that the Plan is in effect, each calendar quarter will be a Purchase Period.

         (d) Purchase of Shares - Unless a Participant has given written notice to the Company under Section 6(a), amounts withheld for him for a Purchase Period shall be used on the last day of such Purchase Period to purchase the number of full shares of Common Stock which his accumulated payroll deductions at that time will purchase at the applicable purchase price and any excess amount at that time will be retained by the Company for him until the next purchase of shares under the Plan.

         (e) Transferability of Rights - During a Participant's lifetime, rights held by the Participant to purchase Common Stock under the Plan shall be exercisable only by that Participant.

         (f) Delivery of Stock - Upon written request of a Participant, the Company will deliver to such Participant certificates for the shares of Common Stock purchased pursuant hereto, for which the Custodian may impose a reasonable fee. Otherwise, the Custodian shall maintain a record and hold for the benefit of Participants the shares allocated to and purchased by the Participants pursuant hereto. It is the responsibility of each Plan participant to keep his address current with the Plan Administrator and with the Custodian.

         (g) Annual Purchase Limit - No Participant shall be granted rights to purchase Common Stock under the Plan which permit his rights to purchase Common Stock under all plans of the Company intended to qualify under
Section 423 of the Code to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time such right is granted) for each calendar year in which such right is outstanding. Any amounts received from an Employee which cannot be used to purchase Common stock as a result of this limitation will be returned as soon as practicable to the Participant without interest.

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SECTION 6. WITHDRAWAL

         (a) In General - A Participant may revoke his payroll deduction election under the Plan for a Purchase Period by giving written notice to the Plan Administrator (on a form prescribed by the Committee) within five days after the commencement of such Purchase Period. All of the Participant's payroll deductions credited to him (and any unused amounts from the prior Purchase Period related to fractional shares) will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Purchase Period.

         (b) Effect on Subsequent Participation - A Participant's withdrawal under Section 6(a) will have no effect upon his eligibility to participate in the Plan for any succeeding Purchase Period or any similar plan which may hereafter be adopted by the Company; provided, however, a Participant who withdraws from participation under Section 6(a) may not again participate in the Plan until the next succeeding Purchase Period; provided, however, in the event a Section 16(b) Insider Participant ceases participation in the Plan, such Insider may not re-enroll in the Plan earlier than six (6) months after the decision to cease participation.

         (c) Termination of Employment - Upon termination of the Participant's employment, any outstanding rights of the Employee to purchase Common Stock during the Purchase Period in which his employment terminates shall be deemed to be terminated and any accumulated payroll deductions at such time will be returned to said Participant, without interest.

SECTION 7. PARTICIPANT ACCOUNTS

         All payroll deductions shall be credited to the Participant's account under the Plan, but no actual separate account will be established by the Company to hold such amounts. No interest will be paid or allowed on any money held in a Participant's account.

SECTION 8. STOCK OWNERSHIP

         (a) Maximum Shares - If the total number of shares of Common Stock for which rights are exercised on the last day of any Purchase Period in accordance with Section 5(d) exceeds the maximum number of shares of Common Stock authorized under Section 1, the Committee shall make a pro rata allocation of the Shares available for delivery and distribution in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions or payments of each Employee under the Plan shall be returned to him as promptly as possible.

         (b) Participant's Interest in Stock - A Participant will have no interest in shares of Common Stock hereunder until such shares are purchased pursuant to Section 5(d). Participants may sell the shares of Common Stock they acquire under the Plan at any time without restriction, provided they are not
Section 16(b) Insiders. Section 16(b) Insiders will be subject to certain restrictions in connection with their transactions under the Plan.

         (c) Registration of Stock - Stock to be delivered to a Participant will be registered in the name of the Participant.

         (d) Participant Information - Each Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Plan within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of transfer, the date of transfer, the number of shares involved and the transfer price. The Participant's enrollment in the Plan will be deemed to constitute his consent for providing this information.

         (e) Tax Withholding - The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his consent to such withholding.

Section 9.  Administration

         (a) Appointment of Committee -- The Board shall appoint a committee (the "Committee") to administer the Plan, which shall consist of two or more members of the Board who are "disinterested persons" as that term is defined in Rule 16b-3 under the Exchange Act. Members of the Committee serve at the pleasure of the Board and are subject to removal by the Board at any time. No member of the Committee shall be eligible to purchase Common Stock under the Plan.

         (b) Authority of Committee -- Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on such matters shall be conclusive. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable.

         (c) Delegation of Authority to Administer Plan -- The Committee may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding shares of Common Stock and/or cash contributions as may be necessary or desirable for the administration of the Plan.

Section 10.  Miscellaneous

         (a) Joint Account Option -- Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to this Plan may only be in the name of the Participant; provided, however, that the Participant may elect to maintain such account with rights of joint ownership with such Participant's spouse. Such election may be made on a form provided by the Plan Administrator.

         (b) Transferability -- Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of, in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt assignment, transfer, pledge or other disposition shall be without effect.

         (c) Use of Funds -- All amounts withheld or received by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts.

         (d)  Adjustment Upon Changes in Capitalization --

         (1) If, while any rights to purchase shares are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company of another entity through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding rights and in the purchase price or prices applicable thereto. In addition, in any such event, the number and/or kind of shares which may be offered hereunder shall also be proportionately adjusted.

         (2) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, no further shares will be available for purchase by Participants under the Plan; except that any payroll deductions scheduled for collection in that Purchase Period will be immediately applied to purchase whole shares of Common Stock. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10(d)(2) shall thereafter be applicable.

         (e) Amendment and Terminations -- The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued (except pursuant to Section 10(d)); or (ii) amend the requirements as to the class of employees eligible to purchase shares under the Plan or permit the members of the Committee to purchase shares under the Plan. No termination, modification, or amendment of the Plan may, without the consent of a Participant then having an outstanding right under the Plan to purchase stock, adversely affect such right.

         (f) Effective Date -- The Plan shall become effective as of July 1, 1996, subject to approval by the holders of the majority of the Common Stock. If the Plan is not approved, the Plan shall not become effective. The Plan will terminate on the earlier of (i) June 30, 2006, or (ii) the date on which all shares of Common Stock available for issuance hereunder have been sold.

         (g) No Employment Rights -- The Plan does not, directly or indirectly, create in any Participant or class of Participants any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, a Participant's employment at any time.

         (h) Effect of Plan -- The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         (i) Costs -- Except as set forth Section 5(f), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company. Any brokerage fees and commissions for the purchase of Common Stock under the Plan (including shares of Common Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of shares of Common Stock under the Plan by a Participant will be borne by such Participant.

         (j) Gender and Number -- The masculine gender shall be deemed to include feminine and the singular shall include the plural unless otherwise clearly required by the context.

         (k) Reports -- After the close of each Purchase Period, each Participant shall receive a report from the Custodian indicating the activity in that Participant's account for that Purchase Period.

         (l) Compliance With Legal and Other Requirements -- The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Plan Administrator and the Custodian will be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of shares of Common Stock upon exercise of Purchase Rights until completion of such registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the shares of Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable rules and regulations, designation or listing requirements, or other contractual obligations.

         (m) Governing Law -- The laws of the state of Georgia will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.